Exhibit 99.2

CROSSFIRST BANKSHARES, INC C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS PO. BOX 1342 BRENTWOOD, NY 1171 7

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11 :59 p.m. (ET) on December 19, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ CFB2024SM

All stockholders of record as of November 12, 2024 (or holders in street name who have obtained a valid proxy) may attend the meeting via the Internet and vote during the meeting. Have the control number that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (ET) on December 19, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, it must be received by Broadridge before 10:00 a.m. (ET) on December 19, 2024.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V59356-S01559	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CROSSFIRST BANKSHARES, INC

The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.		For	Against	Abstain

1.	CrossFirst merger proposal. Proposal to approve the Agreement and Plan of Merger, dated as of August 26, 2024, by and between First Busey Corporation and Cross First Bankshares, Inc. (“CrossFirst” ).	☐	☐	☐

2.	CrossFirst compensation proposal. Proposal to approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of CrossFirst in connection with the transactions contemplated by the merger agreement.	☐	☐	☐

3.	CrossFirst adjournment proposal. Proposal to adjourn the CrossFirst special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the CrossFirst merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of CrossFirst common stock.	☐	☐	☐

NOTE: This proxy will be voted in the discretion of the named proxies upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Joint Proxy Statement/Prospectus is available at www.proxyvote.com.

V59357-S01559

CROSSFIRST BANKSHARES, INC.

Special Meeting of Stockholders

December 20, 2024 10:00 A.M. (CT)

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Michael J. Maddox and Benjamin R. Clouse, and each of them severally, as proxies, each with the full power to appoint his substitute, and hereby authorize(s) them to represent and to vote, all of the shares of common stock of CROSSFIRST BANKSHARES, INC. that the undersigned is/are entitled to vote at the Special Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/CFB2024SM at 10:00 a.m. (CT), on December 20, 2024, and any adjournment or postponement thereof, as designated on the reverse side hereof, and in their discretion upon such other matters, if any, as may properly come before the meeting. This proxy revokes all prior proxies given by the undersigned.

This proxy, when properly executed and returned, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” proposals 1, 2 and 3.

Continued and to be signed on reverse side